Exhibit #23.1

Consent of Independent Registered Public Accounting Firm

As the independent registered public accountants of Camden National Corporation and Subsidiaries, we hereby consent to the incorporation of our report included in this Form 10-Q into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-95157, 333-68598, 333-106403, 333-108214, and 333-181726) and Registration Statement on Form S-3 (No. 333-164475).

/s/ Berry Dunn McNeil & Parker, LLC
Berry Dunn McNeil & Parker, LLC

Bangor, Maine
November 8, 2013